EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CalAmp Corp.:

       We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-98981 and 333-119858), Form S-4 (No. 333-
112851) and Form S-8 (Nos. 33-31427, 33-36944, 33-72704, 33-60879, 333-33925,
333-93097, 333-114873 and 333-119842) of CalAmp Corp. of our reports dated May 9, 2006, with respect to the consolidated balance sheets of CalAmp Corp. and subsidiaries as of February 28, 2006 and 2005, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended February 28, 2006, management's assessment of the effectiveness of internal control over financial reporting as of February 28, 2006, and the effectiveness of internal control over financial reporting as of February 28, 2006, which reports appear in the February 28, 2006, annual report on Form 10-K of CalAmp Corp.



/s/KPMG LLP

Los Angeles, California
May 9, 2006